                                                                     EXHIBIT 4.3
                                                                     -----------


                             [FORM OF SERIES A NOTE]

           THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATIONS S UNDER THE ACT.

           THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

                                                                 CUSIP No.

                           CAMBRIDGE INDUSTRIES, INC.

              10 1/4% Senior Subordinated Note due 2007, Series A

No.                                                                   $

           CAMBRIDGE INDUSTRIES, INC., a Delaware corporation (the "Company"), for value received, promises to pay to CEDE & CO. or registered assigns, the principal sum of ________ Dollars, on July 15, 2007.

           Interest Payment Dates: January 15 and July 15

           Record Dates: January 1 and July 15

           Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:  July 10, 1997                  CAMBRIDGE INDUSTRIES, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


Trustee's Certificate of Authentication

           This is one of the 10 1/4% Senior Subordinated Notes due 2007, Series A, referred to in the within-mentioned Indenture.

Dated:  July 10, 1997

                                       STATE STREET BANK AND TRUST COMPANY,
                                          as Trustee



                                       By:
                                          --------------------------------------
                                                   Authorized Signatory

                                (REVERSE OF NOTE)

              10 1/4% Senior Subordinated Note due 2007, Series A


           1. Interest. CAMBRIDGE INDUSTRIES, INC., a Delaware corporation (the
              --------
"Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from July 10, 1997. The Company will pay interest semi-annually in arrears on each January 15 and July 15 (each, an "Interest Payment Date") and at stated maturity, commencing on January 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

           The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

           2. Method of Payment. The Company shall pay interest on the Notes
              -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

           3. Paying Agent and Registrar. STATE STREET BANK AND TRUST COMPANY
              --------------------------
(the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

           4. Indenture. The Company issued the Notes under an Indenture, dated
              ---------
as of July 10, 1997 (the "Indenture"), among the Company, each of the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 10 1/4% Senior Subordinated Notes due 2007, Series A (the "Initial Notes"), limited (except as otherwise provided in this Indenture) in aggregate principal amount to $130,000,000, which may be issued under this Indenture. The Notes include the Initial Notes, the Private Exchange Notes (as defined in the Indenture) and the Unrestricted Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Unrestricted Notes are treated as a single class of securities under this Indenture. Capitalized terms used herein shall have the meanings assigned to them in this Indenture unless otherwise defined herein. The terms of the Notes include those stated in this Indenture and those made part of this Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of this Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to this Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

           5. (a) Redemption. The Notes will be redeemable at the Company's
                  ----------
option, in whole at any time or in part from time to time, on and after July 15, 2002 at the following redemption prices (expressed as a percentage of principal amount), if redeemed during the twelve-month period commencing on July 15 of each year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

                            Year                       Percentage
                            ----                       ----------
           2002...............................           105.125%
           2003...............................           103.417%
           2004...............................           101.708%
           2005 and thereafter................           100.000%

           (b) Optional Redemption Upon Public Equity Offerings. At any time, or
               ------------------------------------------------
from time to time, on or prior to July 15, 2000, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem (the "Equity Proceeds Offer") up to 35% of the aggregate principal amount of Notes originally issued pursuant to the Offering at a redemption price of 110.25% of the aggregate principal amount of Notes to be redeemed, plus accrued and unpaid interest, to such redemption date; provided that at least $65.0
                                              --------
million in aggregate principal amount of Notes remains outstanding immediately after any such redemption.

           As used in the preceding paragraph, "Equity Offering" means an underwritten public offering of Qualified Capital Stock of Holdings or the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of the Company) or a private placement of Capital Stock of the Company or Holdings; provided that, in
                                                               --------
the event of an Equity Offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of such Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to the preceding paragraph.

           In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering (the "Equity Proceeds Purchase Date").

           6. Notice of Redemption. Notice of redemption will be mailed at least
              --------------------
30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

           Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

           7. Offers to Purchase. Sections 4.14 and 4.15 of the Indenture
              ------------------
provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

           8. Subordination. The Notes are subordinated in right of payment, in
              -------------
the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of each Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

           9.  Denominations; Transfer; Exchange. The Notes are in registered
               ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer or exchange of Notes in accordance with this Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by this Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

           10. Persons Deemed Owners. The registered Holder of a Note shall be
               ---------------------
treated as the owner of it for all purposes.

           11. Unclaimed Money. If money for the payment of principal or
               ---------------
interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

           12. Discharge Prior to Redemption or Maturity. If the Company at any
               -----------------------------------------
time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of, premium and interest on the Notes to redemption or maturity and complies with the other provisions of this Indenture relating thereto, the Company will be discharged from certain provisions of this Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Notes).

           13. Amendment; Supplement; Waiver. Subject to certain exceptions,
               -----------------------------
this Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without consent of any Holder, the parties thereto may amend or supplement this Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of this Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

           14. Restrictive Covenants. The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

           15. Successors. When a successor assumes, in accordance with this
               ----------
Indenture, all the obligations of its predecessor under the Notes and this Indenture, the predecessor will be released from those obligations.

           16. Defaults and Remedies. If an Event of Default occurs and is
               ---------------------
continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in this Indenture. Holders of Notes may not enforce this Indenture or the Notes except as provided in this Indenture. The Trustee is not obligated to enforce this Indenture or the Notes unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

           17. Trustee Dealings with Company. The Trustee under this Indenture,
               -----------------------------
in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

           18. No Recourse Against Others. No stockholder, director, officer,
               --------------------------
employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

           19. Authentication. This Note shall not be valid until the Trustee or
               --------------
authenticating agent manually signs the certificate of authentication on this Note.

           20. Governing Law. This Note shall be governed by, and construed in
               -------------
accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

           21. Abbreviations and Defined Terms. Customary abbreviations may be
               -------------------------------
used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

           22. CUSIP Numbers. Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

           23. Registration Rights. Pursuant to the Registration Rights
               -------------------
Agreement, the Company and the Guarantors will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Series A Note for a 10 1/4% Senior Subordinated Note due 2007, Series B, of the Company (an "Unrestricted Note") which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

           24. Indenture. Each Holder, by accepting a Note, agrees to be bound
               ---------
by all of the terms and provisions of this Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in this Indenture.

           25. Guarantees. This Note will be entitled to the benefits of certain
               ----------
Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to this Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

           The Company will furnish to any Holder of a Note upon written request and without charge a copy of this Indenture. Requests may be made to: CAMBRIDGE INDUSTRIES, INC., 555 Horace Brown Drive, Madison Heights, Michigan 48071,
Attention: Chief Financial Officer.

                             [FORM OF ASSIGNMENT]


I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER


--------------------------------

--------------------------------------------------------------------------------
                    (please print or type name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints


--------------------------------------------------------------------------------
attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:
      -------------------------------   ----------------------------------------
                                        NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.


Signature Guarantee:
                    ------------------------------------------------------------

           In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) July [ ], 1999 the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [Check One]
                                    ---------

(1) ___   to the Company or a subsidiary thereof; or

(2) ___ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) ___ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ___ outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) ___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) ___ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7) ___ pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

          [_]   The transferee is an Affiliate of the Company.

          Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
                                                 --------  -------
(3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the reg-istration requirements of the Securities Act of l933, as amended.

           If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of this Indenture shall have been satisfied.


Dated:                              Signed:
      ----------------------               ------------------------------
                                           (Sign exactly as name
                                           appears on the other side
                                           of this Note)

Signature Guarantee:
                    -----------------------------------------------------



TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

           The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:
      -------------------------   -------------------------------------
                                  NOTICE:  To be executed by an
                                           executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of this Indenture, check the appropriate box:

Section 4.14 [     ]   Section 4.15 [     ]

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of this Indenture, state the amount: $_____________


Date:                             Your Signature:
     ------------------------                    -----------------------------
                                                  (Sign exactly as your
                                                  name appears on the other
                                                  side of this Note)


Signature Guarantee:
                    ----------------------------------------------------------
                    Participant in a recognized Signature
                    Guarantee Medallion Program (or other
                    signature guarantor program reasonably
                    acceptable to the Trustee)